UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 11, 2006
Date of Report (Date of earliest event reported)

CANYON COPPER CORP.
(Exact name of registrant as specified in its charter)

N/A
(Former name or former address if changed since last report)

NEVADA	000-33189	88-0452792
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 408 - 1199 West Pender Street
Vancouver, BC, Canada	V6E 2R1
(Address of principal executive offices)	(Zip Code)

(604) 331-9326
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02.    NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPILED INTERIM REVIEW.

On December 11, 2006, the Board of Directors of Canyon Copper Corp. (the "Company") concluded that the Company is required to restate its previously issued financial statements (Balance Sheet, Statements of Operations, and Statements of Cash Flows) for the quarters ended March 31, 2006 and December 31, 2005. The restatement is being made to recognize an other than temporary loss in net loss in those periods relating to the Company’s investment securities and to comply with the disclosure requirements outlined in EITF 03-1. The restatement will result in an increase in the Company’s reported net loss from $827,930 to $1,161,922 for the three month period ended December 31, 2005 after inclusion of an unrealized loss on investment securities of $333,992 and an increase in the reported net loss from $1,110,265 to $1,112,090 for the three month period ended March 31, 2006, after inclusion of an unrealized loss on investment securities of $1,825.

As a result of the board’s decision, the previously issued interim financial statements of the Company for the periods ended December 31, 2005 and March 31, 2006 should no longer be relied upon and the Company intends to file amended quarterly reports reflecting the restatement for the stated periods on or before January 31, 2007. The decision to restate the financial statements was based on discussions of the Company's management with its independent auditors and the Company’s audit committee members. Other than as described above, the restatements have no other effects on the Company's results of operations or financial condition as previously reported for the stated periods.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON COPPER CORP.

Date: December 15, 2006
	By:	/s/ Kurt Bordian

KURT BORDIAN
Chief Financial Officer